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                                                                    Exhibit 23.1


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Hollis-Eden Pharmaceuticals, Inc.
San Diego, California


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 19, 2001, relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                  /s/ BDO Seidman, LLP

                                                    BDO Seidman, LLP
                                                    New York, New York

September 13, 2001